SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 19, 2003
Date of Report
(Date of earliest event reported)

MARINER HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-49813	74-2012902
(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500
Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(678) 443-7000

(Registrant’s Telephone Number, Including Area Code)

Item 5.  Other Events.

On August 20, 2003, Mariner Health Care, Inc. (“Mariner”) issued a press release announcing Mariner’s entry into an agreement to sell twenty of its Florida skilled nursing facilities operated by certain of its operating entities. A copy of Mariner’s press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.

Date: August 20, 2003	By:	/s/ Michael E. Boxer Michael E. Boxer Executive Vice President and Chief Financial Officer